EXHIBIT 23.5

                 CONSENT OF BARTIG, BASLER & RAY, CPAS, INC.

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

BARTIG, BASLER & RAY, CPAs, INC.
By:/s/ Ken Pope
       KEN POPE

Citrus Heights, California
May 19, 1998